As filed with the Securities and Exchange Commission on July 16, 2015
Registration Statement No. 333-●

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONCOLYTICS BIOTECH INC.

(Exact name of registrant as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 210, 1167 Kensington Crescent NW
Calgary, Alberta
Canada T2N 1X7

(Address of principal executive offices)

Amended and Restated Stock Option Plan
   Incentive Share Award Plan

(Full titles of plan)

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202-5549

(Name and address of agent for service)

(303) 629-3450

(Telephone number, including area code, of agent for service)

Copies to:
Kenneth G. Sam, Esq.
Jason K. Brenkert, Esq.
Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202-5549

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  See definition of “Accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer  ☐     Accelerated Filer  ☒ Non-Accelerated Filer  ☐     Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares reserved for issuance pursuant to the Stock Option Plan and the Incentive Share Award Plan	11,412,394	$0.70(2)	$7,988,675.80	$928.28
TOTAL	11,412,394	$0.70(2)	$7,988,675.80	$928.28

(1)	Common Shares, without par value, available for issuance by the Registrant pursuant to the Plans described herein. The Plans draw upon a common pool of Common Shares.

(2)
Calculated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based on the average of the high and low prices ($0.72 and $0.67, respectively) for the Company’s Common Shares on July 15, 2015, as quoted on the NASDAQ Capital Market.

INTRODUCTORY STATEMENT

This registration statement on Form S-8 by Oncolytics Biotech Inc. (the “Registrant”) is filed to: (i) to register additional common shares (“Common Shares”)  pursuant to General Instruction E to Form S-8 which have been reserved under the Oncolytics Biotech Inc. Stock Option Plan as most recently amended pursuant to the approval of the Registrant’s shareholders on June 8, 2015 (the “Stock Option Plan”); and (ii) to register Common Shares reserved for issuance pursuant to the exercise of awards under the Registrant’s Incentive Share Award Plan (the “Incentive Share Award Plan” together with the Stock Option Plan are collectively referred to herein as, the “Plans”). The maximum number of shares issuable under the Plans is a fixed amount of 11,412,394 Common Shares. An aggregate 6,154,997 Common Shares reserved for issuance under the Stock Option Plan were previously registered with the United States Securities and Exchange Commission (the “Commission”) on Form S-8 filed with the Commission on January 10, 2011 (File No. 333-171625) (“Prior Registration Statement”). With respect to the Stock Option Plan the Registrant incorporates by reference herein the contents of the Prior Registration Statement.

PART I.                      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* This information is not required to be included in, and is not incorporated by reference in, this registration statement.

PART II.                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014 filed with the Commission on March 20, 2015;

(b)
all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report incorporated by reference herein pursuant to (a) above; and

(c)
the description of the Common Shares contained in the Registrant’s registration statement on Form F-10 filed with the Commission on June 2, 2010, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Under the Business Corporations Act (Alberta), the Registrant may indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer or a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Registrant or other entity, and the Registrant may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, the individual must repay any moneys advanced by the Registrant if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from the Registrant as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Alberta), the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer, or a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or other entity if he acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant shall also indemnify such person in such other circumstances as the Business Corporations Act (Alberta) permits or requires.

The Registrant maintains a directors’ & officers’ insurance policy for the benefit of the directors and officers of the Registrant and its subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit No.	Exhibit
4.1
Amended and Restated Stock Option Plan, dated December 1, 2010, as amended and incorporated herein by reference to the Registration Statement on Form S-8 filed with the SEC on January 10, 2011 (File No. 333-171625).

4.2	Incentive Share Award Plan
5.1	Opinion of McCarthy Tétrault LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of McCarthy Tétrault LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (See page II-8 of this registration statement)

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on this 16th day of July, 2015.

ONCOLYTICS BIOTECH INC.

/s/ Kirk Look
Name: Kirk Look
Title:   Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bradley G. Thompson and Kirk Look, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf of the following persons in the capacities indicated on July 16, 2015:

Signature	Title

/s/ Bradley G. Thompson Bradley G. Thompson	Executive Chairman, President, and Chief Executive Officer (Principal Executive Officer)

/s/ Kirk Look Kirk Look	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Matt Coffey Matt Coffey	Director

/s/ Linda Hohol Linda Hohol	Director

/s/ Robert B. Schultz Robert B. Schultz	Director

/s/ Angela Holtham Angela Holtham	Director

/s/ Wayne Pisano Wayne Pisano	Director and Chair

/s/ J. Mark Lievonen J. Mark Lievonen	Director

/s/ James Dinning James Dinning /s/ William G. Rice William G. Rice /s/ Bernd. R. Seiziner Bernd. R. Seizinger	Director Director Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in his capacity as the duly authorized representative of Oncolytics Biotech Inc. executed in Alberta, Canada, on July 16 , 2015.

Oncolytics Biotech (US) Inc.

By:	/s/ Kirk Look
Name:	Kirk Look
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1
Amended and Restated Stock Option Plan, dated December 1, 2010, as amended and incorporated herein by reference to the Registration Statement on Form S-8 filed with the SEC on January 10, 2011 (File No. 333-171625).

4.2	Incentive Share Award Plan
5.1	Opinion of McCarthy Tétrault LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of McCarthy Tétrault LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (See page II-8 of this registration statement)